Exhibit 10.1

SECOND AMENDMENT TO SUPPLEMENT TO

LOAN AND SECURITY AGREEMENT

This Second Amendment to Supplement to Loan and Security Agreement (this “Amendment”) is entered into as of June 27, 2023, by and among AVENUE VENTURE OPPORTUNITIES FUND, L.P., a Delaware limited partnership (“Lender”) and CLENE INC., a Delaware corporation and CLENE NANOMEDICINE, INC., a Delaware corporation (individually and collectively, jointly and severally, “Borrower”).

RECITALS

Borrower and Lender are parties to that certain Loan and Security Agreement dated as of May 21, 2021 (as amended from time to time, including but that certain Second Amendment to Loan and Security Agreement dated as of June 30, 2021 and that certain Second Amendment to Loan and Security Agreement dated as of August 9, 2022 (the “Agreement”) and that certain Supplement to Loan and Security Agreement dated as of May 21, 2021 (as amended from time to time, including the Amendment to Supplement to Loan and Security Agreement dated as of February 11, 2022, the “Supplement”). The parties desire to amend the Supplement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.    The following defined terms hereby are added to the Supplement, and/or amended and restated in their entireties, to read as follows:

“Amortization Period” means the period commencing on the first day of the first full calendar month following the Interest-only Period, but not later than January 1, 2025, and continuing until the Maturity Date.

“Equity Milestone 1” means Borrower’s receipt of net proceeds of at least Thirty-Five Million Dollars ($35,000,000) in June 2023 from the sale and issuance of Borrower’s equity securities (including any PIPE or follow-on offering) on or immediately prior to the Second Amendment Effective Date.

“Equity Milestone 2” means Borrower’s receipt of net proceeds of at least Forty Million Dollars ($40,000,000), in addition to Equity Milestone 1, from the sale and issuance of Borrower’s equity securities (including any PIPE or follow-on offering) on or before June 30, 2024.

“Second Amendment Effective Date” means June 27, 2023.

“Interest-only Period” means the period commencing on the Closing Date and continuing until the twenty-fourth (24th) month anniversary of the Closing Date; provided, however, that such period shall be extended (i) through June 30, 2024, subject to Borrower’s consummation, on or before the Second Amendment Effective Date, of Equity Milestone 1 and (ii) through December 31, 2024, subject to (x) Borrower’s consummation of Equity Milestone 2 and (y) receipt by Lender of reasonably satisfactory evidence that the U.S. Food and Drug Administration has accepted an New Drug Application filing for the treatment of Amyotrophic Lateral Sclerosis (ALS) by Borrower (the “ALS NDA Milestone”).

“Maturity Date” means December 1, 2024; provided that the Maturity Date shall be extended to December 1, 2025 so long as no Event of Default has occurred and is continuing and Borrower has achieved (i) Equity Milestone 2 and (i) the ALS NDA Milestone.

2.    Section 3(c) of Part 2 of the Supplement hereby is amended and restated in its entirety to read as follows:

“Conversion Right. Lender shall have the right, in its discretion, but not the obligation, at any time and from time to time from the first (1st) through the third (3rd) anniversary of the Closing Date, while the Loan is outstanding, to convert (the “Conversion Option”) an amount of up to Five Million Dollars ($5,000,000) of the principal amount of the outstanding Growth Capital Loans (the “Conversion Option Principal”) into Borrower’s unrestricted, freely tradeable common stock (the “Common Stock”) at a price per share equal to $10.356 (the “Conversion Price;” the exercise of such Conversion Option, a “Conversion”); provided that the Conversion Option is subject to (i) the closing price of the shares of Common Stock as reported by Bloomberg, L.P. on the NASDAQ stock market for each of the seven (7) consecutive trading days immediately preceding the Conversion being greater than or equal to the Conversion Price; and (ii) the Common Stock issued in connection with any such Conversion not exceeding twenty percent (20%) of the total trading volume of the Common Stock for the twenty-two (22) consecutive trading days immediately prior to and including the effective date of such Conversion. The Conversion Option will be exercised by Lender delivering a written, signed conversion notice to the Borrower in accordance with this Section 3(c) which will include (i) the date of which the conversion notice is given, (ii) a statement to the effect that the Lender is exercising the Conversion Option, (iii) the amount in respect of which the Conversion Option is being exercised and the number of shares issued and (iv) a date on which the allotment and issuance of the shares is to take place.”

3.    No course of dealing on the part of Lender, nor any failure or delay in the exercise of any right by Lender, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Lender’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Lender thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Lender.

4.    Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Loan Documents (as defined in the Agreement). The Loan Documents, as amended hereby, shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Lender under the Loan Documents, as in effect prior to the date hereof.

5.    Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

6.    Lender and Borrower hereby acknowledge and agree that the Warrant to Purchase Shares of Stock of Clene Inc. dated May 21, 2021 (the “Original Warrant), is hereby cancelled and terminated upon the effectiveness of this Amendment. Lender shall, within ten (10) Business Days of the Second Amendment Effective Date, deliver the cancelled Original Warrant to Borrower.

7.    As a condition to the effectiveness of this Amendment, Lender shall have received, in form and substance satisfactory to Lender, the following:

(a)    this Amendment, duly executed by Borrower;

(b)    a Warrant to Purchase Shares of Stock of Clene Inc., duly executed by Clene Inc., in replacement of the Original Warrant;

(c)    an amendment fee in the amount of Two Hundred Thousand Dollars ($200,000), which is fully-earned and non-refundable as of the Second Amendment Effective Date and may be debited (or ACH’d) by Lender from any of Borrower’s accounts;

(d)    all reasonable Lender expenses incurred through the date of this Amendment and noted in Annex A hereto, which Borrower shall remit via wire transfer on the date of execution of this Amendment per the instructions set forth on Annex A hereto;

(e)    resolutions of the Board of Directors of Borrower authorizing the execution, delivery and performance by Borrower of this Amendment and the Warrants referenced above; and

(f)    such other documents, and completion of such other matters, as Lender may reasonably deem necessary or appropriate.

8.    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BORROWER:

CLENE INC.

By:	/s/ Rob Etherington
Name:	Rob Etherington
Title:	President

CLENE NANOMEDICINE, INC.

By:	/s/ Rob Etherington
Name:	Rob Etherington
Title:	President

LENDER:

AVENUE VENTURE OPPORTUNITIES FUND, L.P.

By:	Avenue Venture Opportunities Partners, LLC
Its:	General Partner

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Authorized Signatory

ANNEX A

[Schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. We agree to furnish supplementally a copy of such omitted materials to the SEC upon request.]

CORPORATE RESOLUTIONS TO BORROW

AND INCUMBENCY CERTIFICATE

[Schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. We agree to furnish supplementally a copy of such omitted materials to the SEC upon request.]